Exhibit 99.4
GENESIS FLUID SOLUTIONS, LTD.
INDEX TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009

GENESIS FLUID SOLUTIONS, LTD.
BALANCE SHEETS (NOTE 2)
AS OF SEPTEMBER 30, 2009 and DECEMBER 31, 2008

	Unaudited	Audited
	September 30, 2009	December 31, 2008

ASSETS
Current Assets:
Cash and cash equivalents	$—	$9,076
Accounts Receivable —
Trade	—	—
Employees and other	—	60,468
Inventory	12,061	—

Total current assets	12,061	69,544

Property and Equipment:
Office and computer equipment	9,724	9,724
Equipment and tools	1,267,298	1,267,298

	1,277,022	1,277,022

Less — Accumulated depreciation and amortization	(403,348)	(307,393)
Less — Reserve for impairment in the carrying value of equipment	(124,630)	(124,630)

Net property and equipment	749,044	844,999

Other Assets:
Patents (net of accumulated amortization of $17,586 and $14,275 as of September 30, 2009 and December 31, 2008, respectively)	51,181	54,492
Patents pending	119,896	98,097
Debt issuance costs (net of accumulated amortization of $3,667 and $1,666 as of September 30, 2009 and December 31, 2008, respectively)	333	2,334

Total other assets	171,410	154,923

Total Assets	$932,515	$1,069,466

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current Liabilities:
Cash Overdraft	1,457	—
Current portion of convertible and non-convertible notes and loans	897,126	992,723
Current portion of capital lease obligations	165,781	143,428
Accounts payable — Trade	425,066	110,524
Settlement due to vendor	110,067	67,334
Accrued liabilities	1,010,684	771,540
Notes due to related parties	50,819	50,819
Customer deposit	215,000	215,000

Total current liabilities	2,876,000	2,351,368

Long-term Debt, less current portion:
Note payable — Settlement due to vendor	—	84,666
Capital lease obligations	—	117,822

Total long-term debt	—	202,488

Total liabilities	2,876,000	2,553,856

Commitments and Contingencies (Refer to Note 8)

Stockholders’ (Deficit):
Common stock, no par value per share; 1,000,000 shares authorized; 1,000,000 shares issued and outstanding in 2009 and 2008, respectively	3,786,752	2,496,609
Accumulated other comprehensive (loss)	(12,210)	(10,867)
Accumulated (deficit)	(5,718,027)	(3,970,132)

Total stockholders’ (deficit)	(1,943,485)	(1,484,390)

Total Liabilities and Stockholders’ (Deficit)	$932,515	$1,069,466

The accompanying notes to financial statements are an integral part of these balance sheets.

GENESIS FLUID SOLUTIONS, LTD.
UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) (NOTE 2)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 and 2008

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Services and installation	$14,007	$2,000	$14,007	$35,060

Total revenues	14,007	2,000	14,007	35,060

Cost of Goods Sold:
Services and installation	112,669	65,309	188,241	335,122

Total cost of goods sold	112,669	65,309	188,241	335,122

Gross (Deficit)	(98,662)	(63,309)	(174,234)	(300,062)

Expenses:
Research and development	4,446	2,000	4,446	2,011
Sales and marketing	10,831	2,553	34,761	60,945
General and administrative	627,631	95,178	1,243,956	359,459

Total expenses	642,908	99,731	1,283,163	422,415

(Loss) from Operations	(741,570)	(163,040)	(1,457,397)	(722,477)

Other Income (Expense):
Interest and other income	—	10,103	—	10,026
Loss on disposal of asset	(25,616)	(95,899)	(290,498)	(237,046)
Interest (expense)

Total other income (expense)	(25,616)	(85,796)	(290,498)	(227,020)

(Loss) before Income Taxes	(767,186)	(248,836)	(1,747,895)	(949,497)

(Provision) Benefit for income taxes	—	—	—	—

Net (Loss)	(767,186)	(248,836)	(1,747,895)	(949,497)

Comprehensive (Loss):
Euro currency translation	(1,245)	(7)	(1,343)	(1,781)

Total Comprehensive (Loss)	$(768,431)	$(248,843)	$(1,749,238)	$(951,278)

(Loss) Per Common Share:
(Loss) per common share — Basic and Diluted	$(0.77)	$(0.25)	$(1.75)	$(0.95)

Weighted Average Number of Common Shares Outstanding During the Periods- Basic and Diluted	1,000,000	1,000,000	1,000,000	1,000,000

The accompanying notes to financial statements are an integral part of these statements.

GENESIS FLUID SOLUTIONS, LTD.
UNAUDITED STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 and 2008

	Nine Months Ended
	September 30,
	2009	2008
Operating Activities:
Net (loss)	$(1,747,895)	$(949,497)

Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation and amortization	101,267	39,252
Changes in net assets and liabilities
Accounts receivable	60,468	72,728
Inventory	(12,061)	—
Deposit	—	30,000
Accounts payable — Trade	314,542	(134,394)
Settlement due to vendor	(41,933)	25,785
Accrued liabilities	239,144	167,197
Customer deposit	—	75,000

Net Cash (Used in) Operating Activities	(1,086,468)	(673,929)

Investing Activities:
Costs of patent applications and issuance	(21,799)	(57,804)
Purchases of property and equipment	—	71,022

Net Cash (Used in) Investing Activities	(21,799)	13,218

Financing Activities:
Proceeds from Bank Overdraft	1,457	—
Proceeds from the issuance of common stock and stock option	491,374	37,000
Proceeds from issuance of convertible notes	650,000	237,000
Payments of principal on convertible notes	(444,914)	(171,837)
Proceeds from notes payable	498,085	467,650
Payments of principal on notes payable	—	217,345
Proceeds from notes payable — Related parties	—	—
Payments of principal on notes payable — Related parties	—	(30,000)
Debt issuance costs	—	(4,000)
Proceeds from capital lease obligations	—	—
Payments of principal on capital lease obligations	(95,469)	(131,405)

Net Cash Provided by Financing Activities	1,100,534	621,753

Effect of Exchange Rate Changes on Cash	(1,343)	(1,781)

Net Increase (Decrease) in Cash	(9,076)	(40,739)

Cash and Cash Equivalents — Beginning of Period	9,076	49,368

Cash and Cash Equivalents — End of Period	$0	$8,629

The accompanying notes to financial statements are an integral part of these statements.

GENESIS FLUID SOLUTIONS, LTD.
UNAUDITED STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 and 2008

	September 30,
	2009	2008
Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:
Interest	$114,405	$58,940

Income taxes	$—	$—

Supplemental Information of Noncash Investing and Financing Activities:

Conversion of promissory notes to common stock	$921,022	$152,800

The accompanying notes to financial statements are an integral part of these statements.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
(1) Summary of Significant Accounting Policies
Organization and Basis of Presentation
Genesis Fluid Solutions, Ltd. (“Genesis” or the “Company”) is an environmental services company that supplies a Rapid Dewatering System (“RDS”) technology for dredged material, including fine-grained sediment, for lake and waterway restoration. The Company was incorporated on October 26, 2005, under the laws of the State of Colorado. The accompanying financial statements of Genesis were prepared from the accounts of the Company under the accrual basis of accounting.
Cash and Cash Equivalents
For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.
Accounts Receivable
Accounts receivable consist of amounts due from customers, and employees. The Company establishes an allowance for doubtful accounts in amounts sufficient to absorb potential losses on accounts receivable. As of September 30, 2009, and December 31, 2008, no allowance for doubtful accounts was deemed necessary. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purpose of analysis.
Revenue Recognition
The Company generates revenues from professional services contracts.
Revenues from professional services are recognized on a completed-contract basis, in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB No. 104”) and Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” Revenues and their corresponding expenses are recognized when completion of professional services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by the customer, the fee is fixed or determinable and collection of the related receivable is probable. Customers are billed, according to individual agreements, typically based upon the amount of cubic yards of material processed. All professional service costs are deferred and recognized on completion of the contract and customer acceptance. A provision is made for the amount of any expected loss on a contract at the time it is known. The Company is transitioning to a licensing model, under which it will not be performing dredging services. Under such a contract arrangement, license fees would typically be paid to the Company at a negotiated, flat monthly rate not tied to the volume of material processed.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
The Company is not required to perform significant post-delivery obligations, does not provide warranties and does not allow product returns. As such, no provision is made for costs of this nature.
The Company does not sell products with multiple deliverables. It is management’s opinion that EITF 00-21, “Revenue Arrangements With Multiple Deliverables,” is not applicable.
Inventory
Inventory is stated at the lower of cost using the first-in, first-out. As of September 30, 2009, and December 31, 2008, no allowance for obsolescence or slow moving inventory was deemed necessary.
Property and Equipment
The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. The useful lives utilized by the Company for calculating depreciation or amortization are as follows:

Computer and office equipment	3 to 5 years
Equipment and tools	5 to 10 years
Upon disposition of an asset, its cost and related accumulated depreciation or amortization is removed from the accounts, and any resulting gain or loss is recognized.
Patent Rights
The Company capitalizes the costs associated with the application for and issuance of international patents related to its technology. Such costs are classified as patents pending in the accompanying financial statements until such time as the patents are issued. After issuance of the patents, the related costs are amortized over the useful life of the related patents. For the three and nine months ended September 30, 2009 and 2008, the Company recorded patent amortization of approximately $3,300, 1,100, 3,300 and $1,100, respectively.
Lease Obligations
All non-cancellable leases with an initial term which is greater than one year are categorized as either capital or operating leases. Assets recorded under capital leases are amortized according to the same methods employed for property and equipment or over the term of the related lease, if shorter.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
Share-Based Compensation
The Company uses the fair value recognition provision of FASB Statement No. 123R, “Share Based Payment” (“SFAS No. 123R”), which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments. The Company uses the Black-Scholes option pricing model to calculate the fair value of the equity instruments on the grant date.
The Company also uses the provisions of EITF 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”), to account for stock-based compensation awards issued to non-employees for services. Such awards for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in EITF 96-18.
Impairment of Long-Lived Assets
The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the nine months ended September 30, 2009, no event or circumstance occurred for which an evaluation of the recoverability of long-lived assets was required.
For the period ended December 31, 2008, as a result of an analysis by management, the Company determined that an impairment charge and write-off of certain pieces of RDS equipment were appropriate. The Company recorded an impairment reserve as of December 31, 2008 of $124,630 and wrote off the net book value of RDS equipment amounting to $174,125.
Earnings (Loss) Per Common Share
Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.
Research and Development Costs
The Company conducts research and development activities. All costs incurred for research and development are expensed as incurred.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
Advertising and Promotion Costs
Advertising and promotion costs are charged to operations when incurred. For the nine months ended September 30, 2009 and 2008, advertising and promotion costs amounted to approximately $6,000 and $9,000, respectively.
Comprehensive Income (Loss)
The Company presents comprehensive income (loss) in accordance with FASB Statement No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”). SFAS No. 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the periods ended September 30, 2009 and 2008, the only components of comprehensive (loss) were the net (loss) for the periods, and the foreign currency translation adjustments.
Income Taxes
The Company was originally formed in October 2005 as an “S” corporation and filed its federal and state income tax returns according to the rules and regulations of that section of the Internal Revenue Code. On October 31, 2007, the Company revoked its status as an “S” corporation and converted to a “C” corporation.
The Company accounts for income taxes pursuant to FASB Statement No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.
As of September 30, 2009 and December 31, 2008, the Company had net operating loss carry forwards of approximately $3.5 million and $1.7 million for Federal and state tax purposes, which expire in various amounts through 2027. Realization of the deferred tax assets is dependent upon future income, if any, the amount and timing of which are uncertain. The Company has determined that its net deferred tax asset did not satisfy the recognition criteria set forth in SFAS No. 109 and, accordingly, established a valuation allowance for 100 percent of the net deferred tax asset. Given lack of earnings history and anticipated future losses, as of September 30, 2009 and December 31, 2008, the net deferred tax assets were fully offset by a valuation allowance. The Company established the valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under Federal tax laws.

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GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
Under the provision of the Tax Reform Act of 1986, when there has been a change in an entity’s ownership of 50 percent or greater, utilization of net operating loss carry forwards may be limited. As a result of the Company’s equity transactions, the Company’s net operating losses will be subject to such limitations and may not be available to offset future income for tax purposes.
Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.
Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change provisions of the Internal Revenue Code of 1986, as amended. The annual limitation may result in the expiration of net operating losses and credits before utilization and in the event we have a change of ownership, utilization of the carryforwards could be restricted.
Foreign Currency Translation
The Company accounts for foreign currency translation pursuant to SFAS No. 52, “Foreign Currency Translation” (“SFAS No. 52”). The Company’s functional currency is the United States Dollar but it has a capital lease obligation that is denominated in Euros. Under SFAS No. 52, the capital lease obligation denominated in Euros is translated into United States Dollars using the current exchange rate at the end of each fiscal period. Such debt translation adjustments are included in accumulated other comprehensive income (loss) for the period. Expenses are translated using the average exchange rates prevailing throughout the respective periods. Translation gains or losses related to operating and interest expenses are recognized for each reporting period in the related statement of operations and comprehensive income (loss).
Fair Value of Financial Instruments
The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2009 and December 31, 2008, the Company’s financial instruments approximated fair value due to the nature and short-term maturity of such instruments.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
Concentration of Risk
As of September 30, 2009 and December 31, 2008, the Company maintained its cash account at one commercial bank. The balance in the account is subject to FDIC coverage of up to $250,000.
Segment Reporting
The Company has adopted SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information (“SFAS No. 131”) requires a business enterprise, based upon a management approach, to disclose financial and descriptive information about its operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker(s) of an enterprise. Under this definition, the Company operated as a single segment for all periods presented. The single segment is comprised of our Dewatering segment. All of our sales in the three and nine months ended September 30, 2009 and 2008, respectively, were to customers in the United States of America.
Estimates
The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the nine months ended September 30, 2009 and the twelve months ended December 31, 2008, and revenues and expenses for the nine month periods ended September 30, 2009 and 2008. Actual results could differ from those estimates made by management.
(2) Going Concern
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. The Company has incurred significant operating losses through September 30, 2009, and has insufficient cash resources and revenues to cover its on-going operating costs and business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.
While management of the Company believes that the Company will be successful in increasing its working capital from operations, the generation of additional business revenues from new and existing clients, and additional capital formation activities, there can be no assurance that the Company will be able to generate the funds needed to meet its debt and working capital obligations under its business plan, or be successful in the sale of its services to generate sufficient revenues to allow the Company to achieve profitability, and to sustain its operations.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.
(3) Accrued Liabilities
As of September 30, 2009 and December 31, 2008, accrued liabilities consisted of the following:

	September 30,	December 31,
	2009	2008
Accrued Payroll & Benefits	$767,421	$536,782
Accrued Interest	191,987	183,482
Accrued Sales Tax	16,276	16,276
Other	35,000	35,000

Total	$1,010,684	$771,540

The Company has accrued payroll and related taxes, including penalties and interest, to various taxing authorities, including the Internal Revenue Service, that pertain to various years of service by employees. For the nine months ended September 30, 2009 and the twelve months ended December 31, 2008, penalties and interest in the amounts of $37,210 and $33,851, respectively, were accrued by the Company.
(4) Convertible and Other Notes Payable
Convertible Notes
The Company has entered into various secured and unsecured convertible notes with third party lenders to fund its operations with the material notes described below. The notes are generally convertible into shares of common stock at fixed prices at the discretion of the holder and mature over periods of less than one year. Secured convertible notes are collateralized by certain RDS equipment of the Company. The notes bear interest at rates ranging from 25-40 percent.
Convertible Bridge Loan
In May and September 2009, the Company sold $650,000 of convertible notes to lenders. The notes were issued to bridge the Company’s funding requirements through the contemplated Merger period (see note 12). $400,000 of the notes are automatically convertible and $200,000 of the notes convert at the holder’s option, at the conclusion of the Merger or completion of a similar financing transaction. The convertible notes which bore a 10 percent interest rate are due and payable on the earlier of the completion of the merger transaction or November 9, 2009. The notes and accrued but unpaid interest were convertible into our common stock at a rate of 130 percent and are also entitled to the warrant coverage offered to Private Placement investors as part of the transaction. All of the notes holders consented to convert the notes into 845,000 common shares as part to the Private Placement transaction (refer to note 12).

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
Other Obligations Payable
Secured Promissory Note
On July 30, 2008, the Company issued a secured promissory note in the amount of $200,000 to the property owner, which entity is the lessor of the office space that the Company occupies for its operations, for working capital purposes. The note bears interest at 20 percent per annum, and is secured by all patents and other intellectual property of the Company, as well as a continuing personal guarantee of Michael Hodges, the Chief Executive Officer and Director of the Company.
The terms for repayment of the note call for payments of $16,667 per month for a period of 12 months, together with a balloon payment of $40,000 in interest at the time the 12th and last payment is made. As part of the secured promissory note, the Company granted to the property owner a stock option to purchase, for a period of one year after the repayment of the loan and interest, shares of common stock of the Company, up to a total of the proceeds of the note, interest earned a premium of $40,000 (approximately $280,000) at a price of $10 per share.
As of September 30, 2009 and December 31, 2008, the principal balance of the note remaining amounted to $0 and $116,662, respectively, and was classified as part of the current portion of the convertible and non-convertible notes and loans in the accompanying balance sheets.
Asset Purchase Agreement
On September 19, 2007, the Company entered into an agreement and bill of sale with a third party vendor for the purchase of certain RDS equipment in the amount of $110,000. The terms of payment under the agreement were principal only payments of $6,670 per month, commencing on August 1, 2007, for a period of seven months. At the beginning of March 1, 2008 (the eighth month), a final payment of $70,000 was to be made by the Company. The Company made no payments under the agreement during 2007, and is in default under the agreement.
In 2008, the Company made payments to reduce the principal amount by $25,205. Interest at the rate of 12 percent per annum applies to the unpaid balance, which is being accrued by the Company. The Company made payments of approximately $17,000 under the agreement during 2009. As of September 30, 2009 and December 31, 2008, the principal amount due under the agreement amounted to $84,795 and $84,795, respectively, and was classified as part of the current portion of the convertible and non-convertible notes and loans in the accompanying balance sheets.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
Demand Note
The Company entered into a promissory note in the amount of $68,076. The note is non-interest bearing, unsecured, and due on demand.
Future maturities and short-term and long-term debt were as follows as of September 30, 2009:

December 31,	Amount
2009	$847,479
2010	84,666
2011	—
2012	—
2013	—
Thereafter	15,800

Total	$947,945

(5) Capital Leases
Operating Lease
In September 2007, the Company entered into an office lease for its principal offices, located in Colorado Springs, Colorado, occupying approximately 600 square feet of office space. The lease is currently on a month-to-month term, and is cancellable with 30 days notice either by the Company or the property owner. For the periods ended September 30, 2009 and December 31, 2008, the Company incurred rent expense under the office lease of $11,190 and $14,219, respectively.
Capital Leases
Commencing in 2007, the Company entered into certain third party capital lease agreements. The total cost of capitalized leases included in the accompanying financial statements, which primarily relates to RDS equipment, amounted to $450,039 as of September 30, 2009 and December 31, 2008, respectively. Amortization for the capital lease costs is included in depreciation and amortization expense.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
As of September 30, 2009, the total future noncancellable minimum lease payments under capital lease obligations were as follows:

December 31,	Amount
2009	$69,272
2010	123,934
Thereafter	—

193,206
Less — Amount representing interest	(27,425)

Present value of net minimum lease payments	165,781
Less — Current portion	(165,781)

Capital lease obligations, less current portion	$(0)

(6) Common Stock
Common Stock Issued for Cash
During the nine months ended September 30, 2009 and 2008, the Company has issued approximately 18,533 and 800 shares of common stock, respectively, through shares held by Michael Hodges, the Chief Executive Officer and Director of the Company to third party investors. Such issuances of common stock resulted in cash received by the Company of approximately $491,000 and $37,000, respectively.
Common Stock Issued as a Result of the Conversion of Notes
During the nine months ended September 30, 2009 and 2008, the Company converted notes payable and related accrued interest of lenders of approximately $921,000 and $153,000 into 28,895 and 3,056 shares of common stock through shares held by Michael Hodges, the Chief Executive Officer, and Director of the Company, respectively, to third party lenders. Such conversions did not result in any cash received by the Company.
Stock Options
In September 2009, several stockholders who had received an aggregate of 197,200 shares of common stock agreed to cancel the shares and accept options to purchase 2,042,000 shares in the post-reverse merger company. The agreements may generally be rescinded by the holder at their discretion if the Merger is not completed by December 31, 2009. The options will have a term of 10 years, and upon issuance be vested immediately (except for a former Director whose 770,000 options will vest on April 30, 2010) and have an average strike price of $0.93.
On May 11, 2007, the Company issued a one-year option to purchase 1,000 shares of common stock to a third party individual. The price paid for the option was $2,000. Under the terms of the option, the third party individual was granted the right to purchase up to 1,000 shares of the Company’s common stock for a price of $35.00 per share. On September 5, 2007, the third party individual exercised the option and purchased 1,000 shares of common stock of the Company for $35,000.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
As part of the secured promissory note (described above) issued to the lender, which is the lessor of the office space that the Company occupies for its operations, the Company granted a stock option to purchase, for a period of one year after the repayment of the loan and interest, shares of common stock of the Company, up to a total of the proceeds of the note, interest earned a premium of $40,000 (approximately $280,000) at a price of $10 per share. The stock option has not yet been exercised.
On August 22, 2007, the Company issued an additional stock option to the lessor of the office space that the Company occupies for its operations. Under the terms of the additional stock option, the Company granted to the lessor the right to purchase up to 500 shares of common stock or such greater or lesser number of shares of common stock of the Company such that, immediately after the exercise of the option, the number of shares held by the property owner would be equal to .05 percent of the total issued and outstanding shares of the common stock of the Company. The option price for the purchase of the shares was $50.00 per share. The option expired on September 30, 2009 and was not exercised.
(7) Related Party Transactions
On January 5, 2009, the Company entered into a loan agreement with Larry McCurry, a former member of the Board of Directors, for $50,000. The note bears an annual 40 percent interest rate and is due on January 1, 2010. The note does not have any conversion feature and is unsecured. Accrued and unpaid interest is due at the termination of the loan. In February and April 2009, the Company made payments of approximately $54,000 which retired the note of which $4,000 was recognized as interest.
On various dates through September 30, 2009, the Company entered into loan agreements with Paul Vette, Sales Consultant, for a total of $99,500. The notes had no stated interest rate or maturity date. The notes do not have conversion features and are unsecured. In June 2009, the Company made payments of $80,000 of which $68,000 was recognized as principal payments and $12,000 which was recognized as interest. The remaining balance of $31,500 was converted to 3,150 shares of common stock on October 10, 2009.
On September 17, 2009, Michael Whaley, the Chief Financial Officer of the Company, resigned from the Company. As part of his separation agreement and in exchange for mutual releases, the Company is required to deliver the following to Mr. Whaley after the completion of the Merger transaction described above:
1)	$40,000 in cash

2)	30,000 shares of common stock of the newly merged public company and

3)	Payment of all amounts due under his note agreement referred to above or approximately $22,000

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
All of the amounts due under the agreement with Mr. Whaley are outstanding as of December 14, 2009.
On November 28, 2008, the Company entered into a loan agreement with Maria Hodges, wife of CEO Michael Hodges for $9,800. The note bears an annual 4.29 percent interest rate and is due on November 28, 2018. The note does not have a conversion feature and is unsecured. Accrued and unpaid interest is due at the termination of the loan. At September 30, 2009 and 2008, no interest had been paid on the note. In the nine months ended September 30, 2009, the Company had made principal payments of approximately $3,000 on the note. In November 2009, the loan and the outstanding interest of approximately $385 was repaid in full.
On September 29, 2008, the Company entered into a loan agreement with Maria Hodges, wife of CEO Michael Hodges for $9,000. The note bears an annual 4.29 percent interest rate and is due on September 29, 2019. The note does not have a conversion feature and is unsecured. Accrued and unpaid interest is due at the termination of the loan. At September 30, 2009 and 2008, no interest or principal had been paid on the note. In November 2009, the loan and the outstanding interest of approximately $409 was repaid in full.
On September 17, 2008, the Company entered into a loan agreement with Jack Speer, a former member of the Board of Directors, for $5,000. The note bears an annual 4.29 percent interest rate and is due on September 17, 2018. The note does not have any conversion feature and is unsecured. Accrued and unpaid interest is due at the termination of the loan. In September 2008, the Company paid Mr. Speer $2,925 which was recorded as a reduction of the outstanding principal balance.
On May 28, 2008, the Company entered into a loan agreement with Jack Speer, a former member of the Board of Directors, for $1,075. The note had no stated interest rate or maturity date. The note did not have any conversion feature and is unsecured. In September 2008, the Company paid Mr. Speer $1,075 and cancelled the note.
On February 4, 2008, the Company entered into a loan agreement with Greg Rankin, who provides legal services to the Company, for $5,000. The note had no stated interest rate or maturity date. The note does not have any conversion feature and was unsecured. On July 23, 2008, the principal balance plus $600 of accrued and unpaid interest was converted into 112 shares of common stock.
On August 9, 2007, the Company entered into a loan agreement with Michael Whaley, the former Chief Financial Officer of the Company, for $50,000. The note originally bore an annual interest rate of 20 percent, which was later amended to 80 percent, and subsequently, in combination with his separation, was revised to 15 percent interest rate and was due on November 5, 2007. The note does not have any conversion feature and is unsecured. Accrued and unpaid interest is due at the termination of the loan. At September 30, 2009, $37,500 has been repaid under the note.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
On August 9, 2007, the Company entered into a loan agreement with Larry McCurry, a former member of the Board of Directors, for $25,000. The note bears an annual 80 percent interest rate and was due on November 10, 2007. The note does not have any conversion feature and is unsecured. Accrued and unpaid interest is due at the termination of the loan. At September 30, 2009, the Company had made payments of $22,500 of which approximately $13,000 had been applied against principal and the remaining amount recognized as interest. In July 2009, the Company made two additional payments of $34,316 and retired the note as paid in full.
(8) Commitments and Contingencies
Legal Matters:
From time to time, the Company may become involved in litigation relating to claims arising out of its operations in the normal course of business. Except as described below, no legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or involve the Company which, in the opinion of the management of the Company, could reasonably be expected to have a material adverse effect on its business or financial condition.
There are no proceedings in which any of the Directors, officers or affiliates of the Company, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to that of the Company.
On May 27, 2008, Eagle North America, Inc. (“Eagle”), which provided certain equipment and consulting services to the Company, filed suit against the Company and Michael Hodges, Chief Executive Officer and Director, for monies owed pursuant to an equipment lease agreement between Eagle and the Company. Eagle claimed damages of $152,103.28. The Company made counter claims against Eagle for a breach of representations and warranties and alleged damages related to the performance and operation of certain leased equipment and losses incurred as a result of its inadequate operation and maintenance of approximately $280,000. The two parties entered mediation in November 2008.
On September 26, 2009, the parties entered into a settlement agreement under which Eagle dismissed its claims against the Company, and the Company dismissed its claims against Eagle. The settlement agreement provided that the Company was to pay Eagle the sum of $152,000 payable as follows;
•	$25,000.00 within thirty days of the settlement, and

•	thereafter 15 equal installments of $8,466.67 beginning on August 26, 2009
Other Contingencies:
In September 2006, the Company entered into a 5-year exclusive license agreement with an entity located in the Netherlands (the “Entity”) to complete projects and develop the revenues and marketing presence of the Company in the Netherlands, France, and Germany. Though never consummated, it was the intent of the parties to enter into a joint venture. The parties completed one project, which has become the subject of a dispute. Each party has alleged certain damages and defenses as a result of the project. However, the parties are working to resolve the matter.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
To conduct the project completed with the Entity, the Company relocated certain RDS equipment from the United States to the Netherlands. The RDS equipment transferred is currently under the control of the Entity, and is part of the dispute between the parties described above. During the period ended December 31, 2008, the Company wrote off $174,125 in net book value of RDS equipment located in the Netherlands, which management of the Company believes is not in suitable operating condition, and provided a 50 percent reserve for impairment in the carrying value of other RDS equipment, in the amount of $124,630, also under control of the Entity.
As of September 30, 2009, the extent of any additional loss, contingent or otherwise, was not determinable or probable of occurrence, and as a result, no general reserve for the dispute has been recorded in the accompanying financial statements of the Company. Further, as of September 30, 2009, no formal legal claim had been filed with any jurisdiction by either party.
Commitments:
In September 2009 but effective as of November 2008, the Company signed a Contractor Agreement (the “Contractor Agreement”) with Carol Shobrook (“Shobrook”) for consulting services. The Contractor Agreement called for payments to Shobrook based on a 40 hour week at $37 per hour. However, upon the earlier of November 1, 2009 or after two projects were awarded to the Company the rate was scheduled to increase to $52 per hour. The Contractor Agreement was terminable by either party with 14 days notice. However, if the Contractor Agreement was terminated by the Company, Shobrook was entitled to a payment of $300,000 in cash upon termination. As of September 30, 2009, the Company had not been awarded two projects. In October 2009, the Contractor Agreement was terminated by the parties without any amounts due to Shobrook.
(9) Employee Benefit Plan
The Company does not maintain any employee benefit plans as September 30, 2009. The Company maintains key man life insurance for the benefit of Michael Hodges, Chief Executive Officer and Director of the Company.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
(10) Recent Accounting Pronouncements
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115” (SFAS No. 159), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company is currently evaluating the impact, if any, that the adoption of SFAS No. 159 will have on its financial statements.
In December 2007, the FASB issued SFAS No. 141R, “Business Combinations — Revised 2007” (“SFAS No. 141R”), which replaces FASB Statement No. 141, “Business Combinations.” SFAS No. 141R establishes principles and requirements intending to improve the relevance, representational faithfulness, and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects. This is accomplished through requiring the acquirer to recognize assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date, measured at their acquisition-date fair values. This includes contractual contingencies only if it is more likely than not that they meet the definition of an asset of a liability in FASB Concepts Statement No. 6, “Elements of Financial Statements — a replacement of FASB Concepts Statement No. 3.” This statement also requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. However, this statement improves the way in which an acquirer’s obligations to make payments conditioned on the outcome of future events are recognized and measured, which in turn improves the measure of goodwill. This statement also defines a bargain purchase as a business combination in which the total acquisition-date fair value of the consideration transferred plus any noncontrolling interest in the acquiree and it requires the acquirer to recognize excess in earnings as a gain attributable to the acquirer. This, therefore, improves the representational faithfulness and completeness of the information provided about both the acquirer’s earnings during the period in which it makes a bargain purchase and the measures of the assets acquired in the bargain purchase. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity; (b) clearly identify and present both the parent’s and the noncontrolling’s interest attributable consolidated net income on the face of the consolidated statement of income; (c) consistently account for changes in parent’s ownership interest while the parent retains its controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly; (d) measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008. The management of Genesis does not expect the adoption of this pronouncement to have a material impact on its financial statements.
In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement 133” (“SFAS No. 161”). SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Specifically, FASB No. 161 requires:
•	Disclosure of the objectives for using derivative instruments in terms of underlying risk and accounting designation;

•	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;

•	Disclosure of information about credit-risk-related contingent features; and

•	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.
FASB No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Earlier application is encouraged. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America. The sources of accounting principles that are generally accepted are categorized in descending order as follows:
a)	FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.
b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)	AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)	Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.
On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”). SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts.
The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.” That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”). SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.
SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities. Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163. Except for those disclosures, earlier application is not permitted. The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
(11) Backlog of Contracts
We enter into certain long term contracts with or customers to deliver our dewatering solution. As of September 30, 2009, we reasonably expect our backlog of projects to generate the following revenue in future periods;

			Revenue
			estimated to be
			recognized in	Revenue
			the three months	estimated to be
	Total Contract	Customer	ended	recognized in
	Value	Prepayment	December 31, 2009	2010
Customer 1	$1,150,000	$215,000	$—	$1,150,000
Customer 2	1,168,150	—	3,000	1,151,150

Total	$2,318,150	$215,000	$3,000	$2,301,150

(12) Subsequent Events
Merger
On October 12, 2009 the stockholders of Genesis approved an Agreement of Merger and Plan of Reorganization (the ‘‘Merger Agreement’’) by and among the Company, Cherry Tankers, Inc. a Delaware corporation (‘‘CT-DE’), and Genesis Fluid Solutions Acquisition, Corp., a newly formed wholly-owned Delaware subsidiary of CT-DE (‘‘Acquisition Sub’’). Upon closing the merger transaction on October 31, 2009 as described in the Merger Agreement (the ‘‘Merger’’), Acquisition Sub will be merged with and into Genesis, and Genesis will become a wholly owned subsidiary of CT-DE. Pursuant to the terms of the Merger Agreement, following the Merger, CT-DE will change its name to Genesis.
Each share of GFSL common stock issued and outstanding immediately prior to the closing of the Merger will be converted into the right to receive ten shares of CT-DE common stock. A total of 948,100 shares of common stock of Genesis will be converted. The remaining outstanding common shares of CT-DE were 1,150,000 shares. Accordingly, the shareholders of the Company are expected to obtain 9,481,000 common shares of a total of 10,631,000 common shares outstanding immediately following the closing of the Merger resulting in an approximate 90 percent controlling voting interest in the consolidated entity. In addition, the Board of Directors and officers of CT-DE are expected to be changed to include existing Directors and officers of Genesis resulting in management control of the entities.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
Due to the change in control of CT-DE, the transaction under the Merger Agreement will be accounted for as a reverse acquisition of CT-DE by the Company and recapitalization.
Accordingly, the financial statements of the Company subsequent to the recapitalization will consist of the balance sheets of both companies at historical cost, the historical operations of Genesis, and the operations of CT-DE and the Company from the recapitalization date of October 30, 2009. The Company will be deemed to have issued 1,150,000 common shares to the existing pre-recapitalization shareholders of CT-DE.
Private Placement
In connection with the Merger, the Company may accept subscriptions for a total of 300 units in a private placement, each unit consisting of 25,000 shares of its common stock and a three-year warrant to purchase 12,500 common shares at an exercise price of $2 per share, at a purchase price of $25,000 per unit (the “Private Placement”). The Company may receive maximum proceeds from the Private Placement in the amount of $6,825,000 (net of $675,000 of planned bridge loan conversions) and issue 7,500,000 common shares. In the first closing of the private placement on October 30, 2009, we sold 3,707,500 common shares which resulted in net proceeds of $3,090,000 and included $475,000 of bridge notes which converted to our common stock. We expect to have subsequent closings and sell additional common shares as described above.
The Private Placement was made solely to ‘‘accredited investors,’’ as that term is defined in Regulation D under the Securities Act. The units and the common stock were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.
The common shares to be issued under the Private Placement will be subject to registration rights pursuant to a registration rights agreement. The agreement states that the registration statement shall be (i) filed within 90 days of the close, (ii) declared effective within 180 days of the close and (iii) kept effective until the earlier of (a) 12 months after the close or (b) the date when all registrable securities have been sold or are able to be sold under Rule 144. The registration rights agreement contains a liquidated damages provision whereby liquidated damages may accrue and are payable in cash, at the rate of 1 percent of the aggregate amount invested by the investors per 30 day period or pro-rated for partial periods if (i) the registration statement is not filed within 90 days of the close, or (ii) if the registration statement is not declared effective within 180 days of the close. The liquidated damages are limited under the registration rights agreement to a 10 percent maximum amount.
The Company has determined that the registration rights agreement will be considered a derivative instrument subject to classification as liability at fair value. The maximum liquidated damages amount computed at 10 percent would be $750,000 and the Company will value the derivative liability at fair value subject to that maximum amount.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
The Company has engaged several parties to serve as placement agents in connection with the Private Placement. The placement agents will, upon completion of the Private Placement, receive (1) a cash fee of 8 percent of the gross proceeds of the units sold by it in the Private Placement, and (2) two-year warrants to purchase 2 percent of the shares of common stock sold by it at an exercise price of 125 percent of the purchase price per share.
Sale of Notes — Related Party
In October 2009, the Company issued $31,500 of notes to Paul Vette, Sales Consultant. The notes bear an annual interest rate of 4.29 percent and are due on October 2019. The notes do not have a conversion feature and are unsecured. Accrued and unpaid interest is due at the termination of the loan. Subsequent to the sale of the notes, Mr. Vette converted the notes and all accrued interest to common stock at a conversion rate of $10 per share which resulted in the issuance of 3,150 common shares.
Convertible Bridge Loan
In October 2009, the Company issued an additional $25,000 of convertible notes to one lender. The note was issued to bridge the Company’s funding requirements through the contemplated Merger period. The note was converted at the option of the holder at the conclusion of the merger on October 30, 2009 . The convertible note which bore a 10 percent interest rate were due and payable on the earlier of the completion of the Merger transaction or November 9, 2009. The notes and accrued but unpaid interest were convertible at a rate of 130 percent and are also entitled to the warrant coverage offered to Private Placement investors as part of the transaction. The note holders consented to convert the notes to 32,500 common stock as part of the first close of the Private Placement on October 30, 2009.
Common Stock cancelations
In October 2009, Michael Hodges, Chief Executive Officer and a member of our Board of Directors, cancelled 123,273 common shares held by him. He received no compensation for the cancellation.
Common Stock issued for Services
In October 2009, the Company issued 258,400 shares of common stock to consultants and received gross proceeds of $258. All of the shares issued to consultants of the Company were in exchange for services provided or to be rendered in the future.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
Resignation of Members of the Board of Directors
In October 2009, Colleen Stiles, Larry McMurray, Larry Campbell and William Beck resigned from the Board of Directors of the Company.
None of the resignations from the Board of Directors resulted from a dispute with the Company.
Conversion of Promissory Notes to common Stock
On various dates in October and November, the Company has converted approximately $247,000 of promissory notes and accrued but unpaid interest from various lenders to common stock. As a result of the conversion, the Company issued approximately 13,000 shares of common stock utilizing conversion rates ranging from $10 to $50 per share.